- --------------------------------------------------------------------------------
                                                                   Exhibit 99(m)

                                 PROJECT REDWING

                              DISCUSSION MATERIALS


                                    JULY 1994




                                SMITH BARNEY INC.

- --------------------------------------------------------------------------------

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
TABLE OF CONTENTS

SECTION ONE:                                                                 TAB

[Intentionally Ommitted]



SECTION TWO:  DISCUSSION MATERIALS

Summary of Leveraged Recapitalizations . . . . . . . . . . . . . . . . . .     4

MLP Conversions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SUMMARY OF LEVERAGED RECAPITALIZATIONS

- -    There have been approximately 27 leveraged recapitalizations since 1986.

- -    Most recapitalizations occurred in response to unsolicited acquisition proposals or perceived vulnerability.

- -    In almost all cases, the combined value of the distribution/dividend (cash and/or securities) and the "stub equity" exceeded the value of the equity prior to the announcement of the recapitalization.

- -    The vast majority of the stub equities traded in line with the broader equity market post recapitalization.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SUMMARY OF LEVERAGED RECAPITALIZATIONS
1986-PRESENT


                                                                                    STOCK
                                                                                    PRICE
                                                              FORM OF             ONE WEEK
                                 DATE       DATE             DIVIDEND             PRIOR TO       VALUE POST
       COMPANY                 ANNOUNCED  EFFECTIVE          PER SHARE          ANNOUNCEMENT   EFFECTIVE DATE          COMMENT
- -----------------------------  ---------  ---------   -----------------------   ------------   --------------     -----------------

Curtiss-Wright Corp.           07/12/90    08/15/90   $30.0 Cash                   $64.0       $36.9 Stock         Distribution of
                                                                                                30.0 Dividend      special one-time
                                                                                                ---- --------      dividend from
                                                                                               $66.9 Total         funds set aside
                                                                                                                   for equity
                                                                                                                   investments in
                                                                                                                   other companies.

Georgia Gulf Corp.             11/21/89    04/27/90   $30.0 Cash                   $53.6        $9.1 Stock         Recapitalization
                                                        8.5 15% Note                            38.5 Dividend      as a defense to
                                                        ---                                     ---- --------      hostile offer by
                                                      $38.5                                    $47.6 Total         NL Industries of
                                                                                                                   $43.5 per share.
                                                                                                                   Each holder could
                                                                                                                   elect to receive
                                                                                                                   5.5 shares of new
                                                                                                                   common stock.

Phelps Dodge Corp.             09/06/89    10/10/89   $10.0 Cash                   $37.3       $29.3 Stock         Distribution of
                                                                                                10.0 Dividend      special cash
                                                                                                ---- --------      dividend after
                                                                                               $39.3 Total         the company was
                                                                                                                   unable to find a
                                                                                                                   suitable company
                                                                                                                   to acquire.

Interlake Corp.                08/11/89    09/28/89   $45.0 Cash                   $54.0       $16.5 Stock         Defense to
                                                                                                45.0 Dividend      possible takeover
                                                                                                ---- --------      by Mark IV
                                                                                               $61.5 Total         Industries.  Part
                                                                                                                   of a
                                                                                                                   comprehensive
                                                                                                                   restructuring
                                                                                                                   that included an
                                                                                                                   ESOP, stock
                                                                                                                   repurchase and
                                                                                                                   divestiture of
                                                                                                                   peripheral
                                                                                                                   operations.

Rexene Corp.                   06/05/89    07/10/89    $7.0 Cash                   $14.5        $8.0 Stock         Payout funded
                                                                                                 7.0 Dividend      by issue of $500
                                                                                                 --- --------      million in debt
                                                                                               $15.0 Total         securities.

Service Merchandise Co. Inc.   05/03/89    07/25/89   $10.0 Cash                    $8.7        $6.6 Stock         Response to
                                                                                                10.0 Dividend      persistent
                                                                                                ---- --------      takeover rumors.
                                                                                               $16.6 Total

Sealed Air Corp.               05/27/89    05/27/89   $40.0 Cash                   $22.8        $9.5 Stock         Dividend was not
                                                                                                40.0 Dividend      in response to an
                                                                                                ---- --------      offer.  Entered
                                                                                               $49.5 Total         into a $215M
                                                                                                                   credit agreement
                                                                                                                   and $180M
                                                                                                                   subordinated
                                                                                                                   securities
                                                                                                                   purchase
                                                                                                                   agreement to
                                                                                                                   finance the
                                                                                                                   dividend.

Triad Systems Corp.            03/21/89    08/09/89   $15.0 Cash                   $17.1        $4.1 Stock         Response to a
                                                                                                15.0 Dividend      hostile $17-per-
                                                                                                ---- --------      share offer from
                                                                                               $19.1 Total         Volt Information
                                                                                                                   Sciences.

SPX Corp.                      03/06/89    05/30/89   $13.0 Cash                   $38.1       $28.5 Stock         One-time cash
                                                                                                13.0 Dividend      dividend financed
                                                                                                ---- --------      through the sale
                                                                                               $41.5 Total         of their
                                                                                                                   automotive
                                                                                                                   business.

CUC International              03/03/89    06/06/89    $5.0 Cash                    $5.1        $5.9 Stock         One-time cash
                                                        7.0 Cvt. Sub. Notes                     12.0 Dividend      dividend.
                                                        ---                                     ---- --------
                                                      $12.0 Total                              $17.9 Total


CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SUMMARY OF LEVERAGED RECAPITALIZATIONS
1986-PRESENT



                                                                                    STOCK
                                                                                    PRICE
                                                              FORM OF             ONE WEEK
                                 DATE       DATE             DIVIDEND             PRIOR TO       VALUE POST
       COMPANY                 ANNOUNCED  EFFECTIVE          PER SHARE          ANNOUNCEMENT   EFFECTIVE DATE          COMMENT
- -----------------------------  ---------  ---------   -----------------------   ------------   --------------     -----------------

Whittaker                      02/27/89    06/29/89   $40.0 Cash                   $46.6       $11.5 Stock         Followed the
                                                                                                40.0 Dividend      rejection of an
                                                                                                ---- --------      offer made by
                                                                                               $51.5 Total         Caiola
                                                                                                                   Associates.

Shaklee Corp.                  02/03/89    03/20/89   $20.0 Cash                   $26.0       $27.8 Stock         One-time cash
                                                                                                20.0 Dividend      dividend to
                                                                                                -------------      distribute
                                                                                               $47.8 Total         proceeds from
                                                                                                                   sale of stake in
                                                                                                                   Shaklee Japan.

Quantum ChemicalCorp.         12/28/88    01/10/89   $50.0 Cash                   $85.2       $55.0 Stock          Special cash
                                                                                               50.0 Dividend       dividend financed
                                                                                               ---- --------       with $800M in
                                                                                              $105.0 Total         debentures.

Zayre Corp.                    12/05/88    06/14/89    $3.5 Cash                   $24.4       $17.4 Stock         Recapitalization
                                                                                                 3.5 Dividend      that included the
                                                                                                ---- --------      spinoff of its
                                                                                               $20.9 Total         warehouse club
                                                                                                                   division and the
                                                                                                                   merger with its
                                                                                                                   83% owned TJX
                                                                                                                   Cos. unit.

Kroger Co.                     09/13/88    10/28/88   $40.0 Cash                   $36.6       $18.3 Stock         Defense to a $55
                                                        8.0 Sub. Deb.                           48.0 Dividend      per share take-
                                                       ----                                     ---- --------      over attempt by
                                                      $48.0                                     $66.3 Total        the Haft family.

Entertainment                  07/20/88    06/28/89   $23.0 Cash                      NA          -- Stock         Response to two
Publications Inc.                                                                               23.0 Dividend      failed attempts
                                                                                                ---- --------      by a management-
                                                                                               $23.0 Total         led investor
                                                                                                                   group to take the
                                                                                                                   company private
                                                                                                                   through a
                                                                                                                   leveraged buyout.

INTERCO Inc.                   07/18/88    12/19/88   $38.6 Cash                   $45.3        $3.1 Stock         Defense to $74-
                                                       11.0 13.75% Sr. Sub.                     70.8 Dividend      per-share hostile
                                                        6.6 14% Debs.                           ---- --------      bid from City
                                                        5.6 14.5% Debs.                        $73.9 Total         Capital.
                                                        9.0 17.5% Exch. Pfd.
                                                        ---
                                                      $70.8

USG Corp.                      05/02/88    07/22/88   $37.0 Cash                   $39.8        $6.9 Stock         Defense against
                                                        5.0 16% Jr. Sub. Debs.                  42.0 Dividend      hostile takeover
                                                        ---                                      --- --------      bid by Desert
                                                      $42.0                                    $48.9 Total         Partners.

Shoney's Inc.                  03/07/88    07/26/88   $16.0 Cash                   $23.3       $11.5 Stock         Special cash
                                                        4.0 12% Sub. Debs.                      20.0 Dividend      dividend and
                                                       ----                                     ---- --------      recapitalization.
                                                      $20.0                                    $31.5 Total


CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SUMMARY OF LEVERAGED RECAPITALIZATIONS
1986-PRESENT


                                                                                    STOCK
                                                                                    PRICE
                                                              FORM OF             ONE WEEK
                                 DATE       DATE             DIVIDEND             PRIOR TO       VALUE POST
       COMPANY                 ANNOUNCED  EFFECTIVE          PER SHARE          ANNOUNCEMENT   EFFECTIVE DATE          COMMENT
- -----------------------------  ---------  ---------   -----------------------   ------------   --------------     -----------------

Santa Fe Southern Pacific      12/11/87    02/12/88   $25.0 Cash                   $41.8       $17.3 Stock         Defense to
Corp.                                                   5.0 Debs.                               30.0 Dividend      threatened
                                                       ----                                     ---- --------      takeover attempt
                                                      $30.0                                    $47.3 Total         by Henley Group
                                                                                                                   which had
                                                                                                                   acquired a stake
                                                                                                                   in the company.

Newmont Mining Corp.           09/21/87    10/09/87   $33.0 Cash                   $76.5       $36.6 Stock         Defense to $72-
                                                                                                33.0 Dividend      per-share offer
                                                                                                ---- --------      by Ivanhoe
                                                                                               $69.6 Total         Partners. Ivanhoe
                                                                                                                   withdrew its
                                                                                                                   offer after
                                                                                                                   Consolidated
                                                                                                                   Gold Fields
                                                                                                                   raised its
                                                                                                                   stake in Newmont
                                                                                                                   from 25.9% to
                                                                                                                   49.3% through a
                                                                                                                   street sweep.

Harcourt Brace Jovanovich      05/26/87    07/28/87   $40.0 Cash                   $48.0       $12.3 Stock         Defense to $44-
Inc.                                                   10.0 Pfd.                                50.0 Dividend      per-share hostile
                                                       ----                                     ---- --------      bid by Robert
                                                      $50.0                                    $62.3 Total         Maxwell's British
                                                                                                                   Printing &
                                                                                                                   Communications.

Carter Hawley Hale Stores      12/08/86    08/27/87   $17.0 Cash, or               $54.3       $15.3 Stock         Defense to $60-
Inc.                                                   17.0 Stock to Mgt.                       59.8 Div./Stock    per-share offer
                                                      $42.8 Stock in Spin-off                   ---- ----------    made by Retail
                                                      -----                                    $75.0 Total         Partners.  Senior
                                                      $59.8                                                        management
                                                                                                                   received $17 in
                                                                                                                   stock instead of
                                                                                                                   cash.

Holiday Corp.                  11/12/86    04/22/87   $65.0 Cash                   $72.6       $17.1 Stock         Holiday was
                                                                                                65.0 Dividend      rumored to be a
                                                                                                ---- --------      likely takeover
                                                                                               $82.1 Total         candidate.
                                                                                                                   Leveraged
                                                                                                                   recapitalization
                                                                                                                   plan included
                                                                                                                   share for share
                                                                                                                   exchange.

Owens-Corning Fiberglass       08/28/86    11/05/86   $52.0 Cash                   $81.3       $12.1 Stock         Defense to a $74-
Corp.                                                  17.5 Jr.Sub. Deb.                        69.5 Dividend      per-share hostile
                                                       ----                                     ---- --------      takeover bid from
                                                      $69.5                                    $81.6 Total         Wickes.  Each
                                                                                                                   share held by
                                                                                                                   employee benefit
                                                                                                                   plans converted
                                                                                                                   into 5.6 new
                                                                                                                   common shares,
                                                                                                                   giving employees
                                                                                                                   a 25% stake in
                                                                                                                   the new company.

Colt Industries Inc.           07/18/86    12/30/86   $85.0 Cash                   $66.4       $11.7 Stock         Recapitalization
                                                                                                85.0 Dividend      was intended to
                                                                                                ---- --------      maximize
                                                                                               $96.7 Total         shareholder value
                                                                                                                   and was not an
                                                                                                                   anti-takeover
                                                                                                                   move.  The
                                                                                                                   retirement plan
                                                                                                                   received one
                                                                                                                   share and was to
                                                                                                                   receive
                                                                                                                   additional shares
                                                                                                                   based on price 15
                                                                                                                   days after the
                                                                                                                   recapitalization.

FMC Corp.                      02/20/86    05/29/86   $80.0 Cash                   $70.5       $19.3 Stock         Defense to
                                                                                                80.0 Dividend      possible hostile
                                                                                                ---- --------      takeovers.
                                                                                               $99.3 Total         Reduced public
                                                                                                                   ownership from
                                                                                                                   81% to 59%.
                                                                                                                   Management,
                                                                                                                   employee benefit
                                                                                                                   plans and the
                                                                                                                   ESOP received
                                                                                                                   5.667 shares at a
                                                                                                                   value of $109.1M.
                                                                                                                   The employee
                                                                                                                   thrift plan
                                                                                                                   received 4.209
                                                                                                                   new shares and
                                                                                                                   $25 cash at a
                                                                                                                   value of $106.0M.




CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
CURTISS-WRIGHT CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     FEBRUARY 1990 - AUGUST 1991

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
GEORGIA GULF CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     NOVEMBER 1989 - APRIL 1991

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
PHELPS DODGE CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     APRIL 1989 - OCTOBER 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
INTERLAKE CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     MARCH 1989 - SEPTEMBER 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
REXENE CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     JANUARY 1989 - JULY 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SERVICE MERCHANDISE INC.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     JANUARY 1989 - JULY 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SEALED AIR CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     JANUARY 1988 - DECEMBER 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
TRIAD SYSTEMS CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     FEBRUARY 1989 - AUGUST 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SPX CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                      NOVEMBER 1988 - MAY 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
CUC INTERNATIONAL




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     DECEMBER 1988 - JUNE 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
WHITTAKER



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     DECEMBER 1988 - JUNE 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SHAKLEE CORP.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     SEPTEMBER 1988 - APRIL 1989

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
QUANTUM CHEMICAL CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     SEPTEMBER 1988 - JANUARY 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
ZAYRE CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     NOVEMBER 1988 - JUNE 1990

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
KROGER CO.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     APRIL 1988 - OCTOBER 1989

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
INTERCO INC.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]

                                     JUNE 1988 - DECEMBER 1989

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
USG CORP.





                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     JANUARY 1988 - JULY 1989

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SHONEY'S INC.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     JANUARY 1988 - JULY 1989

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SANTE FE PACIFIC CORP.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     SEPTEMBER 1988 - MARCH 1989

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
NEWMONT MINING CORP.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     APRIL 1987 - OCTOBER 1988

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
HARCOURT BRACE JOVANOVICH INC.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     JANUARY 1987 - JULY 1988

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
CARTER HAWLEY HALE STORES INC.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     OCTOBER 1986 - AUGUST 1988

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
HOLIDAY CORP.





                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]

                                     OCTOBER 1986 - APRIL 1988

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
OWENS-CORNING FIBERGLASS CORP.



                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                    MAY 1986 - NOVEMBER 1987

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
COLT INDUSTRIES INC.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     JANUARY 1986 - OCTOBER 1987

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
FMC CORP.




                                   [Graph of price per share and
                              earnings per share pre-announcement date
                     through post-effective date of leveraged recapitalization]


                                     NOVEMBER 1985 - MAY 1987

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
MLP CONVERSIONS

- -   At the peak in 1987 there were over 70 MLPs which had a market capitalization exceeding $25 million. Natural Resource MLPs, (Timber and Oil and Gas), represented approximately 40% of this total by number.

- -   Since then, approximately 50% have ceased to be MLPs, many electing to return to C-Corp status or electing REIT status.

    Converted to C-Corp:  4  De-listed:  3  Liquidated:       3   Private:  3
    Converted to REIT:    2  Bankrupt:   2  Out of Business:  7   Merged:  14

- -   A total of six MLPs have converted straight to corporate or REIT form.
    Twelve MLPs have merged with existing corporate entities and two others have merged with existing MLPs.

- -   At least one MLP, LMH Mortgage Securities, is planning to convert to corporate form within the next few months.

CONVERSION TO CORPORATE FORM

- -   Of the four MLPs that have converted to corporate form, two companies'
    share prices continued to appreciate at the announcement of the conversion, and sustained the increase throughout the year subsequent to the conversion.

- -   The other two companies' share prices jumped significantly at the announcement of the conversion, but proceeded to decline in the following month. This decline appears to be attributable more to an earnings decline than their conversion.

- -   Of the two MLPs that elected REIT status, one company's share price appreciated significantly post-conversion despite negative earnings. The other company's share price depreciated consistently, a decline again associated with a decline in earnings.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
MARITRANS INC.

CONVERSION DATE: Maritrans Partners L.P. converted to corporate form on 3/31/93.

COMPANY DESCRIPTION: Transports petroleum and petroleum products by tug and barge on the East Coast and Gulf Coast of the U.S.

REASONS FOR THE CONVERSION:

    -   Eliminate distributions to unitholders.

    - Expansion of potential investor base to include institutional and other investors, and increased coverage by research analysts.

    - Greater access to equity markets, potentially enabling the company to raise capital on more favorable terms.

    - In light of opportunities to grow through acquisitions, the GP believed that an equity interest in a corporation is a more attractive acquisition currency than an interest in a partnership.

STRUCTURE OF THE CONVERSION:

    - The Partnership transferred all of its asset and liabilities to Maritrans Inc., a Delaware Corp. newly formed on behalf of the Partnership, and dissolved.

    -   Each unit was exchanged for one share of common stock.

    - The Managing G.P. and the Special G.P. will together own 2% of the outstanding capital stock of the corporation.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
MARITRANS INC.




                               [Graph of price per share and earnings
                   per share pre-announcement date through post-conversion date]


                                    NOVEMBER 1992 - MARCH 1993

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
STANDARD PACIFIC CORP. ("SPC")

CONVERSION DATE: Standard Pacific, L.P. converted to corporate form on 12/6/91.

COMPANY DESCRIPTION: Geographically diversified builder of medium-priced single-family homes, operating primarily in California and Texas.


REASONS FOR THE CONVERSION:

     -  Greater access to capital markets.

     -  Simplified tax reporting.

     - Expansion of potential investor base to include institutional and other investors, and increased coverage by research analysts.

     -  Negative perception of Limited Partnerships in the marketplace.

     - Reduced distributions and the need to retain earnings due to the limited availability of construction financing.

STRUCTURE OF THE CONVERSION:

     - In the merger, SPC, a newly organized corporation, succeeded to all of the assets and liabilities of the Partnership.

     -  Each unitholder received one share of common stock per unit.

     - The General Partners received a cash payment equal to 1% of the partnership's capital account.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
STANDARD PACIFIC CORP.





                                [Graph of price per share and earnings
                   per share pre-announcement date through post-conversion date]

                                    JUNE 1991 - DECEMBER 1992

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
UDC HOMES, INC.

CONVERSION DATE: UDC-Universal Development L.P. converted to corporate form on 9/22/92.

COMPANY DESCRIPTION: Develops land for its subdivisions and planned communities, designs and builds housing products appropriate for such developments, and sells those homes primarily to the retirement and family markets.

REASONS FOR THE CONVERSION:

     -  Eliminate distributions to LPs.

     - Expansion of potential investor base and greater access to capital markets.

     -  Simplified tax reporting.

     -  Limited marketability of the L.P. units.

     -  Common stock provides more valuable acquisition currency.


STRUCTURE OF THE CONVERSION:

     -  The Partnership merged with UDC Homes, Inc., a newly formed corporation.

     - The General Partners and affiliates entitled to certain ongoing consulting and origination fees.

     -  Each common unitholder received one share of common stock per unit.

     - Series A and Series B Preferred Unitholders had the option receiving either:

        a) one share of series A or series B preferred stock per preferred unit,
        b)     2 1/4 shares of Prime Preferred Exchangeable stock, or

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
UDC HOMES, INC. (continued)

        c)     2 1/4 shares of common stock
        d)     The managing G.P. became a subsidiary of the Company.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
UDC HOMES INC.




                                [Graph of price per share and earnings
                   per share pre-announcement date through post-conversion date]

                                    MARCH 1992 - SEPTEMBER 1993

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
WESTERN GAS RESOURCES, INC.


CONVERSION DATE: Western Gas Processors, LP. ("WGP"), which operated all of Western Gas Resources Inc.'s ("WGR") business, merged into WGR, its sole general partner, on May 1, 1991.

COMPANY DESCRIPTION: Acquires, designs, constructs and operates natural gas gathering and processing facilities and markets and transports natural gas and NGLs.

REASONS FOR THE RESTRUCTURING:

     - Emphasize growth by fixing the level of cashflow distributed and investing the remainder in capital expansion.

     - Enhanced access to capital markets through the issuance of equity and debt securities.

     - Potential to issue more marketable securities as consideration for acquisitions.

     -  Enhanced liquidity.

     - Eliminate investor and market confusion regarding the Company's dual equity capital structure.

     -  Simplified tax reporting and reduction of administrative costs.

     - Simplified management structure and removal of potential conflicts of interest.

STRUCTURE OF THE CONVERSION:

     - The GP transferred all common units they owned to WGR in exchange for an equal number of shares of common stock.

     - All remaining outstanding units were converted into an equal number of shares of common stock.

     - The owners of the Preference units received their final preference distribution and their units were converted into an equal number of shares of common stock.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
WESTERN GAS RESOURCES, INC.

     -  WGR assumed all liabilities and assets of WGP, and WGP dissolved.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
WESTERN GAS RESOURCES INC.





                                [Graph of price per share and earnings
                   per share pre-announcement date through post-conversion date]

                                    NOVEMBER 1993 - JUNE 1994

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
ARBOR PROPERTY TRUST


CONVERSION DATE: EQK Green Acres L.P. converted to a REIT on 3/01/94.

COMPANY DESCRIPTION: Acquires, develops, lends to and manages primarily income producing retail properties and other real estate investments, in particular, Green Acres Mall.


REASONS FOR THE CONVERSION:

     - To create an alternative for existing Unitholders who do not want to recognize substantial taxable income as a result of the required termination of the Partnership as of a specified date.

     - To have flexibility in determining the timing and disposition of Green Acres Mall to assist in realizing maximum value for the property.

     - Under prevailing market conditions, total market valuation of REITs as a percentage of their underlying asset value was generally higher than that of publicly-traded partnerships.

     - To retain its investment in Green Acres Mall while seeking to diversify through the acquisition of additional real estate investments, thereby reducing the risk inherent in the ownership by the Partnership of a single asset.

     -  Greater access to equity markets.

STRUCTURE OF THE CONVERSION:

     - Partnership merged into the Green Acres subsidiary which succeeded to the Partnerships assets and liabilities.

     - Each unitholder received one share of common stock per Unit, constituting 85.46% of the outstanding common shares following the conversion.

     - The GP received the equivalent of .88% of all common shares outstanding after the conversion.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
ARBOR PROPERTY TRUST (continued)

     - The special GP received the equivalent of 11.06% of the shares outstanding after the conversion.

     - The Advisor received 2.60% of the outstanding shares following the conversion.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
ARBOR PROPERTY TRUST




                                [Graph of price per share and earnings
                   per share pre-announcement date through post-conversion date]

                                    NOVEMBER 1993 - JUNE 1994

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SOUTH WEST PROPERTY TRUST, INC.


CONVERSION DATE: Southwest Realty, Ltd. ("SRL") converted to a REIT on 9/8/92.


COMPANY DESCRIPTION: Operates as a self-administered, equity real estate investment trust which owns and manages real estate properties located in Texas and Oklahoma. The Company's real estate investments include garden apartment complexes and interests in other real estate partnerships.


REASONS FOR THE CONVERSION:

     -  Increase annual cash flow through the retirement of existing debt.

     - Reduce the number of fully diluted shares of common stock outstanding by approximately 25%.

     -  Expand potential investor base.

     -  Create a more conservative debt-to-asset-value ratio.

     -  Simplified tax reporting.

     - Anticipated value of common shares vs. L.P. units due to increased liquidity specifically in regards to the concurrent offering of convertible debentures.


STRUCTURE OF THE CONVERSION:

     -  1 share of common stock for 5 common LPs, DRs or SAC shares.

     - $21.00 per share to redeem the Preferred DRs and Preferred LPs which were not converted into common DRs or common LPs prior to the offering (in order to receive 2 shares of common stock for each Preferred LP and Preferred DR converted).

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SOUTH WEST PROPERTY TRUST, INC. (continued)


     - $687,000 to repurchase 333,100 DRs and 915,697 warrants in settlement of certain litigation.

     - GP received 1% of a) the value of the common stock issued to SRL (# of shares x initial trading price), and b) the amount of SRLs liabilities assumed by the company.

     - Completed a $55 million convertible subordinated-debenture offering in part to fund the distribution (interest rate between 6.5% - 7.5%), and to retire existing indebtedness.

CONFIDENTIAL                                                     PROJECT REDWING
- --------------------------------------------------------------------------------
SOUTH WEST PROPERTY TRUST





                                [Graph of price per share and earnings
                   per share pre-announcement date through post-conversion date]

                                   MARCH 1992 - SEPTEMBER 1993